Exhibit 99.1

Final Transcript

Conference Call Transcript DW - Q2 2011 Drew Industries Inc Earnings Conference Call Event Date/Time: Aug 01, 2011 / 03:00PM GMT

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Final Transcript
Aug 01, 2011 / 03:00PM GMT, DW - Q2 2011 Drew Industries Inc Earnings Conference Call

CORPORATE PARTICIPANTS

 Jeff Tryka
 Lambert, Edwards & Associates - IR

 Fred Zinn
 Drew Industries, Inc. - President & CEO

 Joe Giordano
 Drew Industries, Inc. - CFO & Treasurer

 Jason Lippert
 Lippert Components, Inc and Kinro, Inc. - Chairman & CEO

CONFERENCE CALL PARTICIPANTS

 Jamie Baskin
 Thompson Research Group - Analyst

 Torin Eastburn
 CJS Securities - Analyst

 Scott Stember
 Sidoti & Company - Analyst

 Bret Jordan
 Avondale Partners - Analyst

 Barry Vogel
 Barry Vogel & Associates - Analyst

 DeForest Hinman
 Walthausen & Co. - Analyst

 Jamie Wilen
 Wilen Management Company, Inc. - Analyst

 PRESENTATION

Operator

 Good day, ladies and gentlemen, and welcome to the second-quarter 2011 Drew Industries earnings conference call. My name is Tanya and I will be your conference moderator for today.

At this time all participants are in listen-only mode. Later we will conduct a question-and-answer session. (Operator Instructions) As a reminder, this conference is being recorded for replay purposes.

I would now like to hand the presentation over to Mr. Jeff Tryka of Drew's Investor Relations firm.

 Jeff Tryka - Lambert, Edwards & Associates - IR

 Thank you, Tanya. Good morning, everyone, and welcome to the Drew Industries 2011 second-quarter conference call. I am Jeff Tryka with Lambert Edwards, Drew's investor relations firm, and I am joined on the call by members of Drew's management team including Leigh Abrams, Chairman of the Board of Drew; Fred Zinn, President and CEO and a Director of Drew; Jason Lippert, Chairman and CEO of Lippert Components and Kinro and a Director of Drew; and Joe Giordano, CFO and Treasurer of Drew.

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Final Transcript
Aug 01, 2011 / 03:00PM GMT, DW - Q2 2011 Drew Industries Inc Earnings Conference Call

We want to take a few minutes to discuss our second-quarter results. However, before we do so it is my responsibility to inform you certain statements made in today's conference call regarding Drew Industries and its operations may be considered forward-looking statements under the securities laws.

As a result, I must caution you that there are a number of factors, many of which are beyond the Company's control, which could cause actual results and events to differ materially from those described in the forward-looking statements. These factors are identified in our press releases, our Form 10-K for the year ended 2010, and in our subsequent Forms 10-Q and Forms 8-K, all as filed with the SEC.

With that I would like to turn the call over to Fred Zinn. Fred?

 Fred Zinn - Drew Industries, Inc. - President & CEO

 Thank you very much, Jeff, and thank you all for joining us on the call and on the webcast. I do appreciate all of you taking the time to participate.

During the second quarter of 2011 we remained focused on those aspects of Drew's business which we can control, where we can have the greatest impact on our results. In particular, we made excellent progress on our goals of increasing average product content per RV and manufactured home, increasing sales to related industries, and maintaining our emphasis on cost controls and production efficiencies.

Expanding our product content in towable RVs has been an area of continuing focus and acquisitions have played a key role. Earlier this year we added to our product content in towable RVs through the acquisition of Home-Style, a manufacturer of furniture and mattresses for the growing northwest RV market. The integration of the Home-Style operations has gone quite well.

Our growth over the years has also been the result of a series of new product introductions. While we cannot predict the extent of future increases in content per towable RV through new product introductions, we have significant new products in development which we expect to discuss with you soon. In addition, we believe that over the long term RVs will become even more full of features, increasing our opportunity to develop new, profitable RV products. We will continue to pursue new products which add value to the RV and, therefore, to our customers.

Our efforts to diversify our sales base by increasing sales outside of the towable RV and manufactured housing markets have gained momentum in the last couple of years and we have continued this effort in recent months.

Drew's sales to industries other than RV and manufactured housing this quarter were about 40% higher than last year, reaching $11 million on a consolidated basis. To pursue these opportunities, we now have a dedicated management team in place focusing on expanding our sales to similar markets. We are encouraged by both our recent growth in this area and our prospects for further expansion.

We have also expanded our sales to related industries through our M-Tec recent acquisition. M-Tec had annual sales of $12 million and that included components for motor homes and for mobile office units, which are similar in construction to manufactured homes.

While the manufactured housing industry remains weak, this quarter we were able to offset industry-wide production declines by gaining market share, resulting in an increase in our estimated average product content for a manufactured home, continuing the trend over the last two years.

For years we have successfully grown one step at a time through a series of product introductions, market share growth, and acquisitions. The two accretive acquisitions we completed so far this year alone added an aggregate of nearly $25 million to our annual sales, and increase our profit potential. With our strong balance sheet we continue to seek investments of this type.

Turning to the cost side of our business, as we previously reported, the cost of our primary raw materials increased significantly in late 2010 and early 2011. To date we have been successful at substantially recouping these cost increases by once again working closely with our customers.

We have also continued to pursue efficiency improvements and cost reductions so that we can continue to be the low-cost producer. This enables us to offer our customers quality products at attractive prices while still achieving profits and cash flow that our stockholders deserve.

In this regard, we recently promoted three executives with responsibility in manufactured housing and purchasing excuse me, in the manufacturing and purchasing functions. As a result, we are finding new ways to control certain material costs and we are even better equipped to further improve our operating efficiencies.

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To summarize, we have done very well this quarter by emphasizing those areas of our business where we can have the greatest impact on our results. That is new markets, product content, cost control, and production efficiencies.

Turning to conditions in the RV industry, I think it's worth taking a step back to take a look at the broader trends. It's encouraging to me that despite the continuing uncertain economic environment, as well as the spike in gas prices earlier this year, retail sales of towable RVs in the United States increased 8% through May this year compared to the same period last year. While retail sales in Canada have declined so far this year, likely because of the surge in RV sales in Canada during the first half of last year, overall retail sales of towable RVs across North America increased 3% through May of this year. And that is on top of a 13% increase in 2010.

Future retail sales of RVs will also depend, to some extent, on the availability of cost-effective financing for RV consumers. Dealers' surveys and analysts' reports this year have consistently cited improving conditions in this credit market. While home equity loans frequently used in the past to finance RVs and other discretionary purchases are no longer generally available to consumers, other forms of financing are becoming more readily available.

One of the most attractive features of home equity loans was that interest on those loans was generally tax deductible to the borrower. I think it's also worth noting that interest on other types of loans which are collateralized by RVs is also generally tax deductible making these loans cost effective. Over the longer term improved availability of financing should favor growth in the RV industry.

We have a great team in place which has built a business model that enables us to respond quickly to changes in demand and take advantage of growth opportunities. Our success over the years through periods of both recession and economic expansion provides clear evidence of our ability to achieve these goals.

Now I will ask Joe to discuss our results in more detail.

 Joe Giordano - Drew Industries, Inc. - CFO & Treasurer

 Thank you, Fred. For the first six months of 2011 our content per travel trailer and fifth-wheel RV continued to grow, increasing approximately $100 per unit as compared to the first six months of 2010. This increased content added over $12 million in sales for the six months ended June 2011 with further increases in content anticipated for the balance of 2011.

The July 2011 acquisition of M-Tec added another $12 million in sales on an annual basis. Approximately two-thirds of M-Tec's historical sales were RV related, split evenly between towable RVs and motorhomes. These new motorhome sales are expected to add approximately $150 in content per motor home on an annual basis and the new towable RV sales will increase content by approximately $20 per unit on an annual basis. The remaining one-third of M-Tec's sales will be included in our manufactured housing segment.

Our manufactured housing content per unit for the first six months of 2011 also increased, growing 9% as compared to the first six months of 2010, largely due to an increase in manufactured housing chassis sales. In addition, our manufactured housing entry door product line, which was added in the fall of 2009, continues to gain market share, and for the first six months of 2011 had sales of $2 million for both new manufactured homes and the aftermarket. We anticipate this product line will continue to gain market share in 2011.

In addition to our goal of increasing market share through increased content of our products in new RVs and manufactured homes, we have increased our sales of components to other industries such as mid-size buses and trailers used to haul boats, horses, livestock, equipment, and other cargo. Further, we have gained a greater share of the aftermarket for replacement components in both the RV and the manufactured housing industries. For the six months ended June 2011 our sales to other industries were $19 million, an increase of 40% from the six months ended June 2010, and our manufactured housing and RV aftermarket sales were $16 million, an increase of 6% from the six months ended June 2010. We anticipate continued expansion of our sales to other industries and our aftermarket business in part due to the recently announced dedicated sales team.

As a result of these type of gains, Drew's sales in the second quarter of 2011 exceeded our sales in the second quarter of 2007, which was before the recession, despite that industry-wide production of towable RVs was 12% below second-quarter 2007 level and industry-wide production of manufactured homes was nearly 50% lower. These results are the outcome of our strategic approach to seek market share growth, acquisitions, and new product introductions.

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From 2006 through 2010 through facility consolidations, staff reductions, and synergies we significantly reduced fixed costs and improved production efficiencies, many of which are permanent and will continue to benefit future operating results. As a result, our production space in the second quarter of 2011 is down 14% from the pre-recession second quarter 2007, while our sales are 1% higher than they were over the same period, evidence of the efficiencies we have implemented over the past few years.

Turning the focus now to just the 2011 second quarter, gross margin in the 2011 second quarter improved by 1% compared to the second quarter of 2010, benefiting from the spreading of fixed costs over a larger sales base and improved labor efficiencies.

For the second quarter of 2011 SG&A, as a percent of sales, increased to 13% as compared to 12.5% in the second quarter of 2010. This increase was largely due to increased promotional costs and $2 million to $3 million of annualized fixed costs which have been added over the past year, as noted last quarter, to meet the increased demand. These higher costs were partially offset by the efficiencies gained by the spreading of fixed costs over a larger sales base.

As noted in the press release, our capital expenditure forecast for 2011 has increased $2 million to $3 million since our last earnings conference call. This increase was in part due to the July 2011 purchase of a facility for the new aluminum extrusion operation. This facility is larger than we needed for the aluminum extrusion operation, but the price was favorable and it provides us with additional capacity for future expansion opportunities. During the second quarter of 2011 we expensed approximately $100,000 in start-up costs associated with the new aluminum extrusion project. The second half of 2011 we expect to incur $0.5 million to $0.75 million in additional start-up costs, in line with our original estimates. Even with the higher investment in the aluminum extrusion project we expect to yield a high return.

The effective tax rate of 38.6% for the second quarter of 2011 was less than the effective tax rate of 39.2% in the 2010 second quarter. In the second quarter of 2011 we recorded a tax benefit of $200,000 from a credit available under the HIRE Act and we identified other opportunities which will save us approximately $700,000 in state taxes annually.

Further, in May 2011, Indiana lowered the corporate income tax rate from 8.5% currently to 6.5% over four years beginning in 2012. When fully implemented this tax rate reduction will annually save us about $150,000 in state taxes for every $10 million of pretax income. So if the full impact of this tax rate reduction had been in effect for 2010 our state taxes would have been $600,000 to $700,000 lower. However, since the law was enacted in the second quarter 2011, we are required to adjust our deferred tax benefits for the lower tax rates. Accordingly, we recorded a tax charge of $300,000 in the second quarter of 2011 and will record $400,000 of cumulative additional charges over the next four years as the lower tax rates go into effect.

We expect the effective tax rate for the full-year 2011 to be approximately 39%.

Thank you for your time. Now I will turn it back to Fred.

 Fred Zinn - Drew Industries, Inc. - President & CEO
 Thank you. Operator, I think we can open it up for questions now.

 QUESTION AND ANSWER

Operator

 (Operator Instructions) Kathryn Thompson, Thompson Research Group.

 Jamie Baskin - Thompson Research Group - Analyst

 Good morning, everyone. This is Jamie Baskin on the line for Kathryn. What kind of order visibility do you have and are you seeing more of a pronounced slowdown from the RV manufacturers?

 Fred Zinn - Drew Industries, Inc. - President & CEO

 Well, I think we have said before our visibility is reasonably limited. Our orders come in and generally we fill them in a week or two, so we don't see that far out. But I think we are at the time of the year where we would expect to see some slowing in order rates and we will just have to see how it develops.

Jason, anything to add to that?

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Final Transcript
Aug 01, 2011 / 03:00PM GMT, DW - Q2 2011 Drew Industries Inc Earnings Conference Call

 Jason Lippert - Lippert Components, Inc and Kinro, Inc. - Chairman & CEO

 Nope.

 Jamie Baskin - Thompson Research Group - Analyst

 Okay. And then can you give us a better idea of maybe an SG&A run rate for the year and maybe break out in a bucket kind of the $3 million year-over-year increase?

 Fred Zinn - Drew Industries, Inc. - President & CEO

 Joe?

 Joe Giordano - Drew Industries, Inc. - CFO & Treasurer

 I don't know that there is a specific run rate there to answer. In terms of the increase, I think I mentioned in my speech that there was some higher promotional costs here in the first half of the year. As we are coming out with a lot of new products it's hard to get those out into the marketplace. We will give away a few of those here and there.

And then in terms of the annualized fixed costs, we are looking at about $2 million to $3 million and that started probably in the latter half of last year so we will see. These are salary-type additions to our SG&A so we will start seeing less of an impact here as 2011 progresses.

 Fred Zinn - Drew Industries, Inc. - President & CEO

 Jamie, last year, or for the last 12 months anyway, our SG&A was 13.9% of our sales. This quarter it was only 13%. Obviously we are in a peak season in that quarter, but I still think we will see a reduction, hope to see a reduction, from that 13.9% for the full year this year. Year to date we are only at 13.1%.

 Jamie Baskin - Thompson Research Group - Analyst

 Okay. And then just my final question. Can you talk about the different growth dynamics you are expecting in motorized versus towable from both an industry standpoint and maybe internally?

 Fred Zinn - Drew Industries, Inc. - President & CEO

 Well, I think we certainly look at motorhome components as a significant growth opportunity for us, but we do have to realize there are only 25,000 or so motorhomes sold compared to 8 or 9 times that many in terms of towables. So it's not as big as the opportunity we see in towables.

Having said that, I think the M-Tec acquisition adds to our array of motorhome products. You may recall last year we added the capability of stretching chassis, which really just means adding length or deducting length from the chassis to suit the needs of our customers. We have got a nice product line, as you know, of the new slide-out mechanisms that are very well suited to motorhomes saving an awful lot of weight. So while I can't quantify it quite yet, I think we are looking at the next six months or a year as a period where we should start to see some nice growth in motorhome content.

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Final Transcript
Aug 01, 2011 / 03:00PM GMT, DW - Q2 2011 Drew Industries Inc Earnings Conference Call

 Jamie Baskin - Thompson Research Group - Analyst

 Great, that is all I had. Thank you very much.

Operator

 Torin Eastburn, CJS Securities.

 Torin Eastburn - CJS Securities - Analyst

 Good morning. My first question is about the raw material costs. How did they trend sequentially and did they have any impact on your incremental EBIT margins this quarter?

 Fred Zinn - Drew Industries, Inc. - President & CEO

 Little impact on our EBIT margins. I think you would probably see in the press release that there was some impact in the manufactured housing segment and we still bore some of those high costs. Joe, do you have anything?

 Joe Giordano - Drew Industries, Inc. - CFO & Treasurer

 I don't think there is anything really further to add on material costs.

 Fred Zinn - Drew Industries, Inc. - President & CEO

 They have trended down I think generally. Not down a lot, but still way above prior-year levels, but down from the peaks a little bit.

 Torin Eastburn - CJS Securities - Analyst

 Okay. And looking at the retail numbers year to date, they are about flat with last year although shipments obviously as you have talked about are above last year. If the retail numbers come out flat for the full year, would you expect shipments to be much different than last year's numbers for the full year?

 Fred Zinn - Drew Industries, Inc. - President & CEO

 You know, Torin, it's an interesting question. I have played with the numbers a lot and we see the fluctuations in the retail and the inventory and the wholesale. I think the real key is going to be what happens in those last few months of the year.

If consumers are a little more confident than they are now about what the economy will look like in 2012, I could see dealers adding to inventories right at the end of the year like they did last year. In which case we could see a very modest increase in production, even without a substantial increase in retail demand.

I think more likely we are going to see a modest increase in retail demand for the year. Again, retail demand is up 3% and I would hope to see around the same or better for the balance of the year, but we will have to wait and see.

The big key -- I don't mean to go on forever here, but I do think that the key is what happens in those last couple of months of the year.

 Torin Eastburn - CJS Securities - Analyst

 Okay. And my other question, last year you paid obviously decent sized one-time dividend because you had excess cash building up on the balance sheet. Looks like you are probably headed for a similar situation this year even with the increased CapEx. What are your thoughts on uses of cash this year? And do you see any potentially larger acquisitions that would be available?

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Final Transcript
Aug 01, 2011 / 03:00PM GMT, DW - Q2 2011 Drew Industries Inc Earnings Conference Call

 Fred Zinn - Drew Industries, Inc. - President & CEO

 There is always a small potential I think for larger acquisitions, but the bigger potential is to do what we always did well, what we have always done well, small acquisitions. We have done two so far this year. We did a couple last year, plus a couple of new product -- intellectual properties that we acquired, so I would hope that we will continue to use significant cash flow for those small acquisitions. Remember the numbers that you are looking at in terms of our cash were before the M-Tec acquisition, and that was only $6 million, but just another good use of our cash that should yield a good return on our investment.

 Torin Eastburn - CJS Securities - Analyst

 All right, thank you.

Operator

 Scott Stember, Sidoti & Company.

 Scott Stember - Sidoti & Company - Analyst

 Good morning. Fred, do you have what the actual content number was for the RVs for the first six months? I think you gave the $100 increase. What was the actual number?

 Fred Zinn - Drew Industries, Inc. - President & CEO

 I think Joe does have that if you give him a second.

 Joe Giordano - Drew Industries, Inc. - CFO & Treasurer

 For towables you are looking at for the trailing 12 months was $2,229 for towables.

 Fred Zinn - Drew Industries, Inc. - President & CEO

 I think Scott was asking about just the six months, though. Is that right, Scott? Six months?

 Scott Stember - Sidoti & Company - Analyst

 Yes, but this helps too.

 Fred Zinn - Drew Industries, Inc. - President & CEO

 Okay.

 Scott Stember - Sidoti & Company - Analyst

 Also the other and the after-market businesses, you gave those for the six months. Is there any data for the second quarter alone?

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Final Transcript
Aug 01, 2011 / 03:00PM GMT, DW - Q2 2011 Drew Industries Inc Earnings Conference Call

 Fred Zinn - Drew Industries, Inc. - President & CEO

 Yes, I think the other I cited which was $11 million for the quarter and that was also a 40% -- I think Joe cited that the quarter was up 40% as well. After-market I don't recall offhand, but Joe can look that up if you have another question.

 Joe Giordano - Drew Industries, Inc. - CFO & Treasurer

 I have got the numbers here if you want. The specific quarterly numbers, the after-market for the quarter for RV was about $3 million and the other industries was about $7 million, again on the RV. And on manufactured housing after-market was $4 million or $5 million and the other was about $4 million.

 Scott Stember - Sidoti & Company - Analyst

 Okay, got you. And for the July number that you gave us, said that sales were up about 2% with one less shipping day. I think on the last call for the first quarter you gave some directional comments about the impact that that one day had and how we can view just what a true number would look like for July.

 Fred Zinn - Drew Industries, Inc. - President & CEO

 Yes, I think July was up 3% and I would guess in the range of 2% to 3% for an extra shipping day, something in that range. So if we had the same number of shipping days you can figure 5%, 6%.

 Scott Stember - Sidoti & Company - Analyst

 [With that] performance obviously the RV side would be better?

 Fred Zinn - Drew Industries, Inc. - President & CEO

 We don't have the numbers yet but I would guess that.

 Scott Stember - Sidoti & Company - Analyst

 Okay. And as far as price increases go, are we at a point now -- I know that commodities have kind of flattened out a little bit but there are still way higher than last year. But what is the cadence that we could expect if commodities were to come down to see some give back to the OEMs?

 Fred Zinn - Drew Industries, Inc. - President & CEO

 I think our customers follow the markets pretty well and they would expect some; if we saw a significant decrease they would probably call us up. Jason, is that fair to say?

 Jason Lippert - Lippert Components, Inc and Kinro, Inc. - Chairman & CEO

 Yes, if there is a significant decrease.

 Fred Zinn - Drew Industries, Inc. - President & CEO

 If it's a point or two I don't know what would happen, but if we saw a significant drop, like we saw a significant increase in November, then if I was in their position I would call.

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Final Transcript
Aug 01, 2011 / 03:00PM GMT, DW - Q2 2011 Drew Industries Inc Earnings Conference Call

 Scott Stember - Sidoti & Company - Analyst

 Got you. Okay, and just one last question, Jason, on the other side of the equation on RVs. Last quarter we talked about cargo trailers really being the main driver. Is that still the same case here or is there any other things that we should be -- know about?

 Jason Lippert - Lippert Components, Inc and Kinro, Inc. - Chairman & CEO

 In terms of diversification into those markets?

 Scott Stember - Sidoti & Company - Analyst

 Yes, what would -- last quarter we were talking about how the cargo trailers, horse trailers, and so forth were the big driver for the Other segment. Was that the case in the second quarter as well?

 Jason Lippert - Lippert Components, Inc and Kinro, Inc. - Chairman & CEO

 I don't know specifically dollar wise, but we have had a hardcore focus on the specialty trailer markets with respect to the equestrian, the closed and open cargo trailers trying to pack content with axles and windows and entry doors and things like that where that market is fairly new to us.

 Fred Zinn - Drew Industries, Inc. - President & CEO

 And I think it was also -- go ahead, sorry.

 Jason Lippert - Lippert Components, Inc and Kinro, Inc. - Chairman & CEO

 So to quantify it I don't know specifically how much, but I know that we are up pretty significantly if you are just looking at that market year over year.

 Scott Stember - Sidoti & Company - Analyst

 Got you.

 Fred Zinn - Drew Industries, Inc. - President & CEO

 And I think it was a nice little add with the M-Tec acquisition to be able to address the mobile office units a little bit more too.

 Scott Stember - Sidoti & Company - Analyst

 All right, that is all I have. Thank you.

Operator

 Bret Jordan, Avondale Partners.

 Bret Jordan - Avondale Partners - Analyst

 Good morning. A couple were already answered but I guess to some extent on pricing it seems like you have been able to pass it through pretty well. At the manufacturer level are you seeing the price competition that was impacting your customers' margins in the earlier part of the year beginning to abate? I guess from your perspective is the unit competition normalizing?

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Final Transcript
Aug 01, 2011 / 03:00PM GMT, DW - Q2 2011 Drew Industries Inc Earnings Conference Call

 Fred Zinn - Drew Industries, Inc. - President & CEO

 You mean are our customers still discounting?

 Bret Jordan - Avondale Partners - Analyst

 Exactly.

 Fred Zinn - Drew Industries, Inc. - President & CEO

 Yes, Jason, you probably have a better view than I do. Do you see any --?

 Jason Lippert - Lippert Components, Inc and Kinro, Inc. - Chairman & CEO

 I think that that is still happening and we are hearing bits and pieces about that, but from our end while we pass through some and we had to get aggressive and really dig deep on some cost-cutting measures to make sure that we were figuring out how to take care of what we didn't pass through.

 Bret Jordan - Avondale Partners - Analyst

 Okay, but as they fight with price they are not coming back and asking you for a little help to offset their discounting?

 Jason Lippert - Lippert Components, Inc and Kinro, Inc. - Chairman & CEO

 Yes. They are always asking for help and we are doing what we can. Fall is a pretty special time for the OE manufacturers because they are introducing a lot of new products so we are trying to help them more on the new product and new component side of that piece.

 Bret Jordan - Avondale Partners - Analyst

 Okay. And the customer service center, is that going to be run as a -- so what are the economic expectations of that? Is that more of a halo type offering for customer service or will that actually run with some margin attached to it?

 Jason Lippert - Lippert Components, Inc and Kinro, Inc. - Chairman & CEO

 I think it's both. If you look at some of the other supplier vendors in the community that supply the RV industry and you look at what they have done over time with their aftermarket sales, it's pretty significant. But it takes -- it's going to take three to five years to really build that up.

But there is some significant sales potential there and we are doing the right thing for our customers -- our retail customers out there, our dealer partners -- in having a more full-service service center that is a lot more accommodating than what we have done in the past traditionally.

 Bret Jordan - Avondale Partners - Analyst

 Okay, great. All right, thanks.

 Jason Lippert - Lippert Components, Inc and Kinro, Inc. - Chairman & CEO

 We are excited about it, if that means anything.

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Final Transcript
Aug 01, 2011 / 03:00PM GMT, DW - Q2 2011 Drew Industries Inc Earnings Conference Call

Operator

 Barry Vogel, Barry Vogel & Associates.

 Barry Vogel - Barry Vogel & Associates - Analyst

 Good morning, gentlemen. The first thing I wanted to ask you is I would like some more -- maybe I missed it the last call; I would like some color on the extrusion project. At $10 million, and correct me if I am wrong, that is the largest project, probably in a long time, for your Company.

Can you tell me initially in your start-up what products are going to be the recipient of these extrusions in 2011 and then what might be added in 2012? That is my first question on the project.

 Fred Zinn - Drew Industries, Inc. - President & CEO

 Well, I think more and more of our product line is being made of aluminum. It's a lighter weight material, obviously. We currently make a wide array of windows and doors and some leveling devices and a wide array of other products.

And we are at the point -- I think we said last quarter we are at the point where we can keep the extrusion operation busy just with our own requirements. We may not -- we may sell a little bit to the outside as well just so we can continue to rely a little bit on outside vendors for aluminum extrusion, but I think generally we can keep it pretty busy ourselves.

In answer to your second question, I think that there will be more and more aluminum products introduced in the RV industry and related industries because it weighs less.

 Barry Vogel - Barry Vogel & Associates - Analyst

 Now as far as the second half of the year, Joe mentioned there is $500,000 to $750,000 in start-up costs for the project in the second half. Will there be offsets to those product costs as far as the affect on the consolidated P&L?

 Fred Zinn - Drew Industries, Inc. - President & CEO

 There will be some, yes. I think the facility is open to -- is scheduled to open in a few months, so it will be I think the latter part of the third quarter. So we will start to see some volume out of that that will save us on some costs and there will be some sales to outside customers, so we should offset some of those costs.

 Barry Vogel - Barry Vogel & Associates - Analyst

 So it's not going to be that much of a drag on your overall --?

 Fred Zinn - Drew Industries, Inc. - President & CEO

 I don't think so.

 Barry Vogel - Barry Vogel & Associates - Analyst

 P&L?

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Final Transcript
Aug 01, 2011 / 03:00PM GMT, DW - Q2 2011 Drew Industries Inc Earnings Conference Call

 Fred Zinn - Drew Industries, Inc. - President & CEO

 I don't think so. It will still be in start-up so it's a little hard to tell, but within a reasonably short time, probably a very short time, it will start to be cash flow positive.

 Barry Vogel - Barry Vogel & Associates - Analyst

 Now do you look your expected returns on assets for at this plant before you made the investment?

 Fred Zinn - Drew Industries, Inc. - President & CEO

 Absolutely. We look at it just the same way as we look at an acquisition.

 Barry Vogel - Barry Vogel & Associates - Analyst

 And what is your -- okay. So what is your goal for the returns on assets, your operating return on assets for this project?

 Fred Zinn - Drew Industries, Inc. - President & CEO

 Well, we have never really disclosed what our targets are for acquisitions and I don't really think it's appropriate to, but I can tell you that it's significantly in excess of our cost of capital which is something on the order of 14%. Just using that as a baseline, I am not saying we would be satisfied with that, but just so you know that hurdle is significantly above that level.

 Barry Vogel - Barry Vogel & Associates - Analyst

 All right. So this would be -- this is similar to the rest of the business the return?

 Fred Zinn - Drew Industries, Inc. - President & CEO

 Yes, similar to any other investments we would make.

 Barry Vogel - Barry Vogel & Associates - Analyst

 Now do you -- would this plant allow you to capture additional market share?

 Fred Zinn - Drew Industries, Inc. - President & CEO

 Well, you know, it might. It will have some lower costs and we might be able to come out with some new products that otherwise we couldn't have because we wouldn't have lower costs.

 Barry Vogel - Barry Vogel & Associates - Analyst

 Okay. Now as far as manufactured housing, despite obviously continuation of the depression there you were able to earn $3 million operating profit which is quite remarkable. Do you think you can maintain at least a $2.5 million operating profit per quarter for the balance of the year?

 Fred Zinn - Drew Industries, Inc. - President & CEO

 Well, it does -- manufactured housing is fairly seasonal so I don't think so in the fourth quarter. But I think we can continue to -- for the past year or more I think we have had an operating margin of 10% or so and I think that is a reasonable target for us to continue into the future. (multiple speakers) It's seasonal.

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Final Transcript
Aug 01, 2011 / 03:00PM GMT, DW - Q2 2011 Drew Industries Inc Earnings Conference Call

 Barry Vogel - Barry Vogel & Associates - Analyst

 So if you did learn $2.5 million in the third quarter, maybe that would split to $1.5 million in the fourth quarter?

 Fred Zinn - Drew Industries, Inc. - President & CEO

 Yes, it's hard to tell. We have to wait and see what happens with the industry, but certainly I would expect it to fall off in the fourth quarter and as we move through the third quarter as well.

 Barry Vogel - Barry Vogel & Associates - Analyst

 All right. I am assuming that nothing good is happening there in the industry.

 Fred Zinn - Drew Industries, Inc. - President & CEO

 No, I don't think we see signs of improvement yet. Hopefully, some of our customers are -- I know some of our customers are still somewhat optimistic. I don't know about the next quarter or two, but I think over the long term they are still optimistic.

 Barry Vogel - Barry Vogel & Associates - Analyst

 Okay, thank you very much. You are doing a great job, just a great job.

 Fred Zinn - Drew Industries, Inc. - President & CEO

 Thank you very much, Barry.

Operator

 DeForest Hinman, Walthausen & Co.

 DeForest Hinman - Walthausen & Co. - Analyst

 I just had a few questions on the SG&A line. I know people have asked about it already, but from the seasonality perspective if we look back at some of the later years we see some tendency for there to be a step down from the second-quarter level to the third-quarter level. Should we anticipate that this year?

 Joe Giordano - Drew Industries, Inc. - CFO & Treasurer

 Yes, I think, DeForest, one thing I forgot to mention before is one of the larger components in our SG&A is our incentive compensation program. So as our operating profit goes up, which is the highest typically in the seasonally high second quarter, as it tails off for the balance of the year you would expect to see lower incentive compensation and thus lower SG&A.

So even looking at the six months from 2011 and 2010 our profits are up $5 million so that is going to have a $1 million or so impact on SG&A alone. So as Jamie said, he was talking about a $3 million change, $1 million of it is probably related to incentive comp.

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Final Transcript
Aug 01, 2011 / 03:00PM GMT, DW - Q2 2011 Drew Industries Inc Earnings Conference Call

 DeForest Hinman - Walthausen & Co. - Analyst

 Okay, that is helpful.

 Fred Zinn - Drew Industries, Inc. - President & CEO

 I would add to that that, of course, our goal is to keep profits up and obviously our incentives up. So hopefully that will happen, but certainly the general tendency would be for that to happen as Joe said.

 DeForest Hinman - Walthausen & Co. - Analyst

 Okay. And can you kind of give me an overview of the situation from I guess a labor perspective in the sense that it sounds like there may be some slowing. So I would like to ask what type of shifts are we currently working at most of the plants and, if we were to see more significant slowdown, what would be the strategy in terms of the labor that we have in place? Would it be shorter work weeks, less shifts? Would we actually look to make headcount reductions to control those costs?

 Fred Zinn - Drew Industries, Inc. - President & CEO

 Well, I will let Jason respond but I think the general tendency is, yes, we would look to all of those. Successfully in the past we have adjusted our sales and our capacity by doing all of those things. So, Jason, you have anything on that?

 Jason Lippert - Lippert Components, Inc and Kinro, Inc. - Chairman & CEO

 Yes, I think our preference initially -- because our business is so seasonal and gets slower in the third and fourth quarters and then ramps back up pretty good in the first and second quarters. But we typically try to keep as many people on as we can and work them less hours and focus less on headcount, unless things are going to dip for more than a quarter.

We don't like getting rid of a lot of headcount and then turning around and having to hire a bunch of people back so we will just traditionally tried to keep hours down. But cost savings and materials and everything else are things that we are definitely focused on to help us in the slow quarters.

 DeForest Hinman - Walthausen & Co. - Analyst

 Were we working full work weeks this summer?

 Jason Lippert - Lippert Components, Inc and Kinro, Inc. - Chairman & CEO

 Oh, yes.

 DeForest Hinman - Walthausen & Co. - Analyst

 Okay, thank you.

Operator

 Jamie Wilen, Wilen Management.

 Jamie Wilen - Wilen Management Company, Inc. - Analyst

 Nice job on managing the business. Just wanted to ask you about the two growth initiatives that you are talking about, selling to the other markets as well as the after-market. When you look at these businesses as you are now focusing on them, where can you be three to five years out? Start with that.

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Final Transcript
Aug 01, 2011 / 03:00PM GMT, DW - Q2 2011 Drew Industries Inc Earnings Conference Call

 Fred Zinn - Drew Industries, Inc. - President & CEO

 Well, Jason, you have some thoughts on what kind of opportunity the aftermarket could be?

 Jason Lippert - Lippert Components, Inc and Kinro, Inc. - Chairman & CEO

 Yes, I think that when you look at all the different products that we can supply to the aftermarket, and some are being sold currently by competitors and other products that we have there is not even a market made for them. I think one of the key things to consider is that over the last five years the RVs are changing so rapidly; there is more and more features added on a regular basis. So in our view anything that you buy this year might have a handful of features that you couldn't have gotten last year.

So part of it's just trying to make a market for a lot of these new components that we are supplying, but when you look at the fact that we are supplying maybe $15 million on the RV side to the after-market, the potential business out there for components that we currently supply is, and could supply, is well over $80 million conservatively.

So, like I mentioned earlier, it's a slow approach. There is a lot of marketing and branding and communicating with the dealers and the wholesale distributors out there that are buying these after-market components and it's just going to take a little bit of time to do. But we are putting a team in place that is going to do nothing but focus on this and it's something we have never done before.

 Jamie Wilen - Wilen Management Company, Inc. - Analyst

 As you look long term is it something you are just going to have in one location or would you spot these throughout the country if it's a successful idea?

 Jason Lippert - Lippert Components, Inc and Kinro, Inc. - Chairman & CEO

 It depends on -- the shipping of products is becoming more and more important. I mean for a retail customer to be able to demand something and ship it, have it shipped next day it might be something that we are forced to look at putting more service centers around the country. In some cases, we could use existing manufacturing facilities and using some of those facilities as warehouse space for strategic locations. But there is enough that goes on in the Midwest in terms of volume to be able to just focus here and support anybody who wants to become partners on the after-market component.

 Jamie Wilen - Wilen Management Company, Inc. - Analyst

 And on the other side for the other markets that you are venturing into, how large an opportunity is that as you look out three to five years?

 Fred Zinn - Drew Industries, Inc. - President & CEO

 Well, I think (multiple speakers) go ahead, Jason.

 Jason Lippert - Lippert Components, Inc and Kinro, Inc. - Chairman & CEO

 I was just going to say motorhomes is significant. We just started supplying into that area. Fred mentioned earlier that while only 25,000 units there is a significant amount of content that we have to gain there, so we are focusing heavy on the motorhome side.

And the specialty trailer side, as we mentioned earlier, there is nearly twice the amount of specialty trailers built every year than on the RV side. So the content potential there is significant. We are just putting teams together and sending them out and trying to gain more exposure in that marketplace as well.

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Final Transcript
Aug 01, 2011 / 03:00PM GMT, DW - Q2 2011 Drew Industries Inc Earnings Conference Call

 Fred Zinn - Drew Industries, Inc. - President & CEO

 That is actually a very interesting number. There were more than 500,000, I think 600,000 cargo, utility, and all sorts of trailers built last year that we can have content in that we have very, very little. So we are really at just the tip of the iceberg.

But, of course, it will depend on how well we penetrate that market, how fragmented it is, and we will have to wait and see. But it's a big opportunity.

 Jamie Wilen - Wilen Management Company, Inc. - Analyst

 But as the after-market is running the $30 million run rate the other markets are running at a $40 million run rate. Could both of these be $75 million to $100 million businesses?

 Fred Zinn - Drew Industries, Inc. - President & CEO

 I think they could. Yes.

 Jamie Wilen - Wilen Management Company, Inc. - Analyst

 And the margins in the other markets, are they similar to what you earn in your standard businesses?

 Fred Zinn - Drew Industries, Inc. - President & CEO

 Some of that will depend -- in the early stages you are sharpening your pencil, you are trying to gain new markets, new customers, so maybe it wouldn't be larger than our margins on our existing product lines. But over the course of time -- again we will have to wait and see, but logically you would think that the aftermarket would have somewhat higher margins because you touch the product more. You have to do more with it; you are shipping in lower quantities.

 Jamie Wilen - Wilen Management Company, Inc. - Analyst

 Okay, excellent. Thanks, fellows.

Operator

 Torin Eastburn.

 Torin Eastburn - CJS Securities - Analyst

 Just one quick one. Are you willing to give the motorhome revenue for the quarter?

 Fred Zinn - Drew Industries, Inc. - President & CEO

 Sure. Joe, you got that?

 Joe Giordano - Drew Industries, Inc. - CFO & Treasurer

 Yes, for the quarter -- let me just pull that up. For the quarter you are looking at about $5 million for this quarter in motorhome revenue.

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Final Transcript
Aug 01, 2011 / 03:00PM GMT, DW - Q2 2011 Drew Industries Inc Earnings Conference Call

 Torin Eastburn - CJS Securities - Analyst

 All right, thanks.

 Joe Giordano - Drew Industries, Inc. - CFO & Treasurer

 You got it.

Operator

 Bret Jordan.

 Bret Jordan - Avondale Partners - Analyst

 I guess talking about specialty trailers as twice the number of units as RVs, what is a realistic number to think about for your content on those? It seems like on balance there is probably a lot less dollars involved.

 Fred Zinn - Drew Industries, Inc. - President & CEO

 Yes, it's a huge range. Jason, you can comment on it, but it's a huge range.

 Jason Lippert - Lippert Components, Inc and Kinro, Inc. - Chairman & CEO

 Yes, I think that you have to break down the specialty trailers and segment and look at each of those segments individually and the content will vary differently between those segments. But on an equestrian trailer that has got living quarters and triple-axle set-ups where they are carrying a lot of weight there is certainly a lot more content in the way of windows and entry doors and slideouts and furniture and everything else that we sell.

If you compare that to a little eight-foot open trailer that you use to carry a lawnmower on that a place like Menard's or Home Depot or somebody like that would sell where there might only be $100 in content, there is a wide range like Fred said. But the key is that there is a lot of trailers, there is a lot of content available, and we are going to pursue it as aggressively as we have the RV side of our business. And we feel that we put the right team in place to go out and start making a dent in that and we are --.

 Bret Jordan - Avondale Partners - Analyst

 So looking at that category, I mean you have general targets for content as on the RV side of it?

 Fred Zinn - Drew Industries, Inc. - President & CEO

 Yes, I don't think we are ready to talk yet about our targets there yet. We are still new at it and still developing it, so as we get --

 Bret Jordan - Avondale Partners - Analyst

 All right, thanks.

Operator

 (Operator Instructions) I am showing no additional questions at this time.

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Final Transcript
Aug 01, 2011 / 03:00PM GMT, DW - Q2 2011 Drew Industries Inc Earnings Conference Call

 Fred Zinn - Drew Industries, Inc. - President & CEO

 Well, thank you all very much for participating. We look forward to speaking with you again next quarter and certainly, as I have said before, if you have questions I would certainly be happy, and Joe would certainly be happy, to speak with you during the quarter. So thank you very much again. Bye.

Operator

 Thanks you for attending today's conference. This concludes the presentation. You may now disconnect and have a great day.

Editor

 Forward-Looking Statements

This transcript contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive position, growth opportunities for existing products, plans and objectives of management, markets for the Company's Common Stock and other matters. Statements in this transcript that are not historical facts are "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933.

Forward-looking statements, including, without limitation, those relating to our future business prospects, net sales, expenses and income (loss), cash flow, and financial condition, whenever they occur in this transcript are necessarily estimates reflecting the best judgment of our senior management at the time such statements were made, and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by forward-looking statements. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made. You should consider forward-looking statements, therefore, in light of various important factors, including those set forth in this transcript, and in our subsequent filings with the Securities and Exchange Commission.

There are a number of factors, many of which are beyond the Company's control, which could cause actual results and events to differ materially from those described in the forward-looking statements. These factors include, in addition to other matters described in this transcript, pricing pressures due to domestic and foreign competition, costs and availability of raw materials (particularly steel and steel-based components, vinyl, aluminum, glass and ABS resin) and other components, availability of credit for financing the retail and wholesale purchase of manufactured homes and recreational vehicles ("RVs"), availability and costs of labor, inventory levels of retail dealers and manufacturers, levels of repossessed manufactured homes and RVs, changes in zoning regulations for manufactured homes, sales declines in the RV or manufactured housing industries, the financial condition of our customers, the financial condition of retail dealers of RVs and manufactured homes, retention and concentration of significant customers, interest rates, oil and gasoline prices, and the outcome of litigation. In addition, international, national and regional economic conditions and consumer confidence affect the retail sale of RVs and manufactured homes.

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